UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2014

PHARMACYCLICS, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	000-26658	94-3148201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Regulation FD Disclosure.

From December 5 - 8, 2014 Pharmacyclics, Inc. (the “Company”), in connection with the  56th American Society of Hematology (ASH) Annual Meeting in San Francisco, CA, held on December 6-9, 2014, the Company announced the following updates and data relating to IMBRUVICA® (ibrutinib):

•
On December 5, 2014, the Company announced the launch of informCLL™, a large, observational, prospective registry that will explore the natural history of chronic lymphocytic leukemia (“CLL”), examine how IMBRUVICA® and other approved targeted therapies are being used to treat patients with CLL, and provide a comparison to treatments using conventional chemoimmunotherapy. The registry enrollment will begin in the first half of 2015.

•
On December 6, 2014, the Company announced new Phase II data suggesting that IMBRUVICA® demonstrates anti-tumor activity both as a single-agent and as combination therapy in heavily pre-treated patients with relapsed or relapsed/refractory multiple myeloma.

•
On December 8, 2014, the Company announced new IMBRUVICA® Phase II data that demonstrates its potential utility as a combination therapy when used with rituximab. The data suggests that the overall efficacy and safety profile of IMBRUVICA® is well tolerated when combined with rituximab in patients with relapsed or refractory mantle cell lymphoma (“MCL”). Additionally, data from a multi-center, Phase Ib/II trial also suggest that when IMBRUVICA® and rituximab are combined in patients with relapsed CLL, short-term lymphocytosis, which sometimes is associated with IMBRUVICA® treatment, decreased and patients experienced faster clearing of leukemia cells from the bloodstream versus patients who received IMBRUVICA® alone.

•
On December 8, 2014, the Company announced new, longer term data in IMBRUVICA® patients with relapsed/refractory CLL, including high-risk CLL patients with deletion 17p (del 17p). Results from the Phase III RESONATE™ (PCYC-1112) trial demonstrated an 84% progression-free survival (“PFS”) rate in all patients with previously treated CLL or small lymphocytic lymphoma who received IMBRUVICA® and a 94% PFS rate in patients who received only one prior therapy at 12 months. Separately, follow-up data was reported from Phase II RESONATETM-17 (PCYC-1117), the largest prospective trial dedicated to studying CLL or SLL patients with del 17p. The data showed that IMBRUVICA® was associated with an 83% overall response rate (ORR) at a median follow up of 11.5 months. At 12 months, the estimated PFS was 79%.

•
On December 8, 2014, the Company announced new, 27-month IMBRUVICA®  median follow-up data which supports the use of IMBRUVICA® over longer periods of time in patients with relapsed/refractory MCL, an aggressive type of lymphoma. More than 30% of IMBRUVICA® patients remained progression-free after two years with no new or unexpected adverse events occurring during that time. Nearly half (47%) of the 111 patients treated were still living at the time of the data analysis. A second Phase II trial looked at IMBRUVICA®'s efficacy and safety as a single-agent treatment for MCL patients who previously had received rituximab combination therapy and at least two cycles of bortezomib.

The foregoing descriptions are qualified in their entirety by reference to the Company’s press releases dated December 5, 2014, December 6, 2014, December 8, 2014, December 8, 2014 and December 8, 2014, copies of which are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively and are incorporated herein by reference, provided, however, the information found in the websites referenced therein, are not incorporated by reference into this report.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 5, 2014: “Pharmacyclics Announces Launch of informCLL™ Registry for Chronic Lymphocytic Leukemia (CLL) Patients”
99.2	Press Release dated December 6, 2014: “IMBRUVICA® (ibrutinib) Data Suggests Promise in Multiple Myeloma”
99.3	Press Release dated December 8, 2014: “IMBRUVICA® (ibrutinib) in Combination with Rituximab Data Shows Positive Benefit-Risk Profile in Hematologic Malignancy”
99.4	Press Release dated December 8, 2014: “Longer Follow-Up IMBRUVICA® (ibrutinib) Treatment Demonstrates Sustained Efficacy in Patients with Difficult-to-Treat Chronic Lymphocytic Leukemia (CLL)”
99.5	Press Release dated December 8, 2014: “IMBRUVICA® (ibrutinib) Data Demonstrates Safety and Durability of Response at Two-Year Follow-up in Mantle Cell Lymphoma”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2014

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 5, 2014: “Pharmacyclics Announces Launch of informCLL™ Registry for Chronic Lymphocytic Leukemia (CLL) Patients”
99.2	Press Release dated December 6, 2014: “IMBRUVICA® (ibrutinib) Data Suggests Promise in Multiple Myeloma”
99.3	Press Release dated December 8, 2014: “IMBRUVICA® (ibrutinib) in Combination with Rituximab Data Shows Positive Benefit-Risk Profile in Hematologic Malignancy”
99.4	Press Release dated December 8, 2014: “Longer Follow-Up IMBRUVICA® (ibrutinib) Treatment Demonstrates Sustained Efficacy in Patients with Difficult-to-Treat Chronic Lymphocytic Leukemia (CLL)”
99.5	Press Release dated December 8, 2014: “IMBRUVICA® (ibrutinib) Data Demonstrates Safety and Durability of Response at Two-Year Follow-up in Mantle Cell Lymphoma”